Exhibit 99.1

FOR IMMEDIATE RELEASE
December 17, 2025

Contact:
Media Team

+1-630-227-5100

Editor@aarcorp.com

AAR to acquire Aircraft Reconfig Technologies, expanding its engineering and certification capabilities and creating additional revenue streams

The acquisition continues AAR’s accelerated growth strategy through M&A

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today it has entered into a definitive agreement to purchase Aircraft Reconfig Technologies, a leading aircraft interiors engineering company, from ZIM Aircraft Cabin Solutions for $35 million in an all-cash transaction, subject to customary adjustments. Upon closing, the acquisition will immediately expand AAR’s engineering and certification capabilities in its Repair & Engineering segment, allowing AAR to further differentiate itself as the leading independent MRO provider in North America.

Aircraft Reconfig Technologies is an engineering company specializing in passenger aircraft reconfiguration for leading global airlines. The company’s full-service solutions include project management, engineering, and certification for aircraft interior reconfigurations. Founded in 1990, the company’s approximately 100 team members are based in Greensboro, North Carolina.

An FAA Part 21 and 183 Organization Designation Authorization (ODA) holder, Aircraft Reconfig Technologies’ robust IP portfolio includes patents, parts manufacturer approval (PMA), and supplemental type certificates. Incorporating these qualifications into AAR’s Repair & Engineering segment will expand AAR’s design capabilities for more complex aircraft modification work to complement its MRO offering. The ODA designation will also minimize AAR’s reliance on third parties for design certification.

“AAR is excited to announce our agreement to acquire Aircraft Reconfig Technologies, a company with a strong reputation for high quality reconfiguration solutions. M&A is an important element of AAR’s continued growth strategy. This acquisition will elevate AAR’s engineering and in-house certification services to drive proprietary solutions as part of our broader MRO offering. We look forward to welcoming the skilled team at Aircraft Reconfig Technologies to AAR,” said John M. Holmes, AAR’s Chairman, President and CEO.

“This acquisition will add incremental engineering capabilities that will further differentiate AAR and enable us to expand our total accessible market,” added Tom Hoferer, AAR’s Senior Vice President of Repair & Engineering. “Further, by combining Aircraft Reconfig Technologies’ qualifications with AAR’s leadership position in MRO, we will be able to bring certification for our engineering solutions in-house, which will enhance our offerings to customers and create opportunities for AAR to pursue additional work.”

The transaction is expected to close in the fourth quarter of AAR’s Fiscal Year 2026, subject to customary closing conditions, including receipt of certain regulatory approvals. The acquisition is expected to be accretive to both margins and earnings.

For more information on AAR, visit aarcorp.com.

About AAR
AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

About Aircraft Reconfig Technologies
Aircraft Reconfig Technologies is a leading aircraft interiors engineering company owned by ZIM Aircraft Cabin Solutions. Established in 1990, the company’s full-service solutions include project management, engineering, monument and kit production, and certification for aircraft interior reconfigurations for global airlines. Additional information can be found at https://www.art-aero.com/.

This press release contains certain statements regarding the pending acquisition of Aircraft Reconfig Technologies, including the anticipated timing of the acquisition and the expected benefits related to the acquisition, including expansion of the Company’s engineering, design and certifications capabilities in its Repair & Engineering segment, execution of the Company’s strategies, and impacts on the Company’s financial results. Such statements are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of management, as well as assumptions and estimates based on information currently available to us and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the acquisition may not be realized. These events and uncertainties are difficult or impossible to predict accurately, and many are beyond our control. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by law.